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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                        Date of Report: November 21, 1996



                             REDWOOD EMPIRE BANCORP
            (Exact number of Registrant as specified in its charter)



              California                File No. 0-19231         68-0166366
   (State or other jurisdiction of  (Commision File Number)    (IRS Employer
    Incorporated or organization)                           Identification No.)



         111 Santa Rosa Avenue, Santa Rosa, California           95404-4905
         (Address of principal executive offices)                (Zip Code)



    Registrant's telephone number, including area code: (707) 545-9611





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Item 5.  Other Events

Press release for the following (article attached):

         1. Redwood Empire Bancorp Board approves combination of Allied Bank and National Bank of the Redwoods subsidiaries.









                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



             11-21-96
Date:  ___________________           REDWOOD EMPIRE BANCORP
                                     (Registrant)


                                          /s/ James E. Beckwith
                                      By:__________________________
                                          James E. Beckwith
                                          Senior Vice President and
                                          Chief Financial Officer


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News Release

                        FOR:     REDWOOD EMPIRE BANCORP

                APPROVED BY:     James Beckwith
                                 Chief Financial Officer
                                 (707) 573-4988

                    CONTACT:     Morgen-Walke Associates, Inc.
                                 Doug Sherk, Jenifer Kirtland, David Gennarelli
                                 (415) 296-7383
                                 Emily Dupree, Elyssa Grabowski
For Immediate Release            (212) 850-5600


            REDWOOD EMPIRE BOARD APPROVES COMBINATION OF ALLIED BANK AND
                     NATIONAL BANK OF THE REDWOODS SUBSIDIARIES

SANTA ROSA, CA (November 20, 1996) -- Redwood Empire Bancorp (AMEX: REB) today announced that its Board of Directors has approved a combination plan to consolidate its Allied Bank subsidiary into its National Bank of the Redwoods subsidiary. Under the plan, the assets and liabilities of Allied Bank, a savings institution, which include its deposits, branches and mortgage loans, will become a part of National Bank of the Redwoods, a commercial bank. The transaction is subject to regulatory approval and is expected to be consummated by the end of the second quarter of 1997. In addition, the Company has begun to significantly downsize Allied's "A" paper wholesale mortgage banking business, while continuing to focus on its sub-prime and retail mortgage lending.

         "The combination of Allied into National Bank of the Redwoods and the restructuring of Allied's operations allows the Company to focus on its more profitable banking activities and to improve shareholder value," said Tom Whitaker, Chairman of Redwood Empire Bancorp. "We expect to achieve significant cost savings from our efforts and to leverage common multiple market and product strategies of the two organizations as well. The new Redwood Empire Bancorp will be a cohesive, market-driven banking franchise. The resultant bank will be eighth largest community bank in Northern California."

         The Company anticipates that certain restructuring charges will be taken relating to closure of facilities, planned staff reductions and duplicative fixed assets. These restructuring charges are expected to range between $1.5 million to $2.0 million. Although there can be no assurance as to success, the Company is examining various measures to mitigate these restructuring charges.

         Redwood Empire Bancorp is the holding company for two operating subsidiaries: Allied Bank, F.S.B., a savings institution, and National Bank of the Redwoods, a commercial bank. The Company operates through branches and loan production offices in various California locations, as well as Portland, Oregon.


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